UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2021

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUEM	OTCQX

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on December 23, 2020, the Bankruptcy Court entered an order confirming Tuesday Morning Corporation’s Revised Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan of Reorganization”). On December 31, 2020 (the “Effective Date”), all of the conditions precedent to the Plan of Reorganization were satisfied. The Plan of Reorganization provided for an offering of Common Stock of Tuesday Morning Corporation (the “Company”) to the Company’s shareholders (the “Rights Offering”) and the sale of shares to Osmium Partners (Larkspur SPV), LP (“Osmium”) pursuant to the previously disclosed Backstop Commitment Agreement (the “Backstop Agreement”) dated as of November 16, 2020.

On February 9, 2021, pursuant to the Plan of Reorganization, and as contemplated by the Backstop Agreement, the Company entered into:

•	A Registration Rights Agreement (the “Registration Agreement”) with Osmium requiring the Company to register for resale the shares of the Company Common Stock (“Shares”) acquired in the Rights Offering, pursuant to the Backstop Agreement, and under the Warrant; and

•	A Warrant to purchase 10,000,000 Shares at a price per share of $1.65, expiring December 31, 2025 (the “Warrant”).

The Registration Agreement and Warrant are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

The Plan of Reorganization provided for the entry into an agreement by Osmium, Osmium Partners, LLC, and the Company (the “Director Agreement”) giving Osmium the right to designate three members and, under certain circumstances, four members of the Company’s Board of Directors. The Director Agreement also specifies various other board-related and voting-related procedures and includes a standstill provision limiting certain actions by Osmium. The Director Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Plan of Reorganization and the Backstop Agreement, on February 9, 2021, the Company issued:

•	18,023,226 Shares to existing company shareholders (including affiliates of Osmium) at a purchase price of $1.10 per share pursuant to the exemption from registration provided in Section 1145 of the Bankruptcy Code, and

•	(A) 18,340,411 Shares to Osmium at a purchase price of $1.10 per share, (B) 1,818,182 Shares as payment of the commitment fee under the Backstop Agreement, and (C) the Warrant, in each case, pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933.

Following these transactions, the Company had 86,145,304 Shares outstanding, not including Shares subject to future issuance such as the Warrant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2021, the Company entered into enhanced severance agreements with Stacie Shirley and Bridgett Zeterberg providing for an increase in their basic severance benefit to up to 24 months of base salary in the event that they are terminated without “cause.” The amounts of the increases declines on a day-for-day basis following the Company’s appointment of a new CEO until the severance benefits reach the levels that otherwise would be applicable. The two agreements are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Richard Willis, a director of the Company, has advised the Company that he will not be standing for reelection as a director at the 2021 Annual Meeting of Stockholders unless requested by the Company’s Nominating and Governance Committee.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Registration Rights Agreement

4.2	Form of Warrant

10.1	Agreement among Osmium Partners (Larkspur SPV), LP, Osmium Partners, LLC, and the Company

10.2	Enhanced Severance Agreements with Stacie Shirley

10.3	Enhanced Severance Agreements with Bridgett Zeterberg

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: February 16, 2021	By:	/s/ Bridgett C. Zeterberg
Bridgett C. Zeterberg
Executive Vice President Human Resources, General Counsel and Corporate Secretary

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